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                            GLOBAL INTELLICOM, INC. AND SUBSIDIARIES

                                           EXHIBIT 11

                             COMPUTATION OF  INCOME PER COMMON SHARE
                                           (Unaudited)
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                                                        Three months ended                      Six months ended
                                                              June 30,                                June 30,
                                                 ----------------------------------      ----------------------------------
                                                      1996                1997                1996                1997
                                                 --------------      --------------      --------------      --------------
LOSS PER COMMON SHARE

 Loss from continuing operations                 $     (465,630)     $      (36,124)     $     (784,774)     $   (1,279,842)

 Less: Cumulative undeclared dividend on
  Series 3 Convertible Preferred Stock                                       52,500                                 105,000
                                                 --------------      --------------      --------------      --------------
                                                 $     (465,630)     $      (88,624)     $     (784,774)     $   (1,384,842)
                                                 --------------      --------------      --------------      --------------
                                                 --------------      --------------      --------------      --------------

 Loss from discontinued operations               $     (171,771)     $   (2,058,065)            (63,489)     $   (2,464,352)
                                                 --------------      --------------      --------------      --------------
                                                 --------------      --------------      --------------      --------------

 SHARES:

  Weighted average number of common
   shares outstanding                                 3,130,000           7,406,171           3,130,000           7,406,171
                                                 --------------      --------------      --------------      --------------
                                                 --------------      --------------      --------------      --------------

 NET LOSS PER COMMON SHARE
  Loss from continuing operations                $        (0.15)     $         0.00      $        (0.25)     $        (0.16)
  Discontinued operations                                 (0.05)              (0.28)              (0.02)              (0.34)
                                                 --------------      --------------      --------------      --------------
                                                 $        (0.20)     $        (0.28)              (0.27)     $        (0.50)
                                                 --------------      --------------      --------------      --------------
                                                 --------------      --------------      --------------      --------------
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